                                                                     EXHIBIT 1.1


                       CLASS R CUMULATIVE PREFERRED SHARE

                               PURCHASE AGREEMENT

                           DATED AS OF APRIL 10, 2002

                                      AMONG

                         NUVEEN REAL ESTATE INCOME FUND,

                    SECURITY CAPITAL U.S. REAL ESTATE SHARES
      (A SERIES OF SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED),

                  APARTMENT INVESTMENT AND MANAGEMENT COMPANY,

               SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED

                                       AND

                             AIMCO PROPERTIES, L.P.

                                TABLE OF CONTENTS


                                                                                                               PAGE
                                                                                                               ----
I.       PURCHASE AND SALE OF SHARES.............................................................................1

         1.1      Sale and Issuance of Class R Preferred Shares..................................................1

         1.2      Closing........................................................................................2

II.      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................................................2

         2.1      Registration Under the Securities Act..........................................................2

         2.2      Exchange Act Compliance........................................................................2

         2.3      Organization, Good Standing and Qualification..................................................3

         2.4      Power, Authority and Enforceability............................................................4

         2.5      Capitalization and Ownership of the Operating Partnership......................................4

         2.6      Valid Issuance of Shares.......................................................................4

         2.7      Compliance with Other Instruments..............................................................4

         2.8      Governmental Consent...........................................................................5

         2.9      No Material Adverse Changes....................................................................6

         2.10     Independent Public Accountants.................................................................6

         2.11     Financial Statements...........................................................................6

         2.12     Legal Compliance...............................................................................7

         2.13     Environmental Compliance.......................................................................7

         2.14     Obligations; Title to Properties; Leasehold Interests..........................................8

         2.15     Employees; ERISA...............................................................................9

         2.16     Insurance......................................................................................9

         2.17     No Other Distribution.........................................................................10

         2.18     Permits.......................................................................................10

         2.19     Taxes.........................................................................................10

         2.20     Investment Company............................................................................11

         2.21     Real Estate Investment Trust..................................................................11

         2.22     Listing of the Class R Preferred Shares on the New York Stock Exchange........................11

         2.23     Internal Accounting Controls..................................................................11

III.     REPRESENTATIONS AND WARRANTIES OF THE INVESTORS........................................................12

         3.1      Power, Authority and Enforceability...........................................................12

         3.2      Compliance with Other Instruments.............................................................12

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
                                                                                                               ----

         3.3      Ownership Limitations.........................................................................12

IV.      REPRESENTATIONS AND WARRANTIES OF THE ADVISOR..........................................................13

         4.1      Power and Authority...........................................................................13

V.       CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING....................................................13

         5.1      Amendment to the Articles Supplementary.......................................................13

         5.2      Representations and Warranties................................................................13

         5.3      Performance...................................................................................13

         5.4      No Material Adverse Change....................................................................13

         5.5      Legal Opinions................................................................................13

         5.6      Prospectus Supplement.........................................................................14

         5.7      Amendment to Operating Partnership Agreement..................................................14

         5.8      Officer's Certificates........................................................................14

         5.9      NYSE Listing..................................................................................14

         5.10     No Stop Order.................................................................................14

         5.11     No Injunction.................................................................................14

VI.      CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.....................................................15

         6.1      Representations and Warranties................................................................15

         6.2      Performance...................................................................................15

         6.3      No Injunction.................................................................................15

VII.     COVENANTS..............................................................................................15

         7.1      Registration of Class R Preferred Shares......................................................15

         7.2      Listing of Class R Preferred Shares on the NYSE...............................................15

VIII.    MISCELLANEOUS..........................................................................................16

         8.1      Survival of Warranties and Covenants..........................................................16

         8.2      Successors and Assigns........................................................................16

         8.3      Governing Law.................................................................................16

         8.4      Counterparts..................................................................................16

         8.5      Titles and Subtitles..........................................................................16

         8.6      Notices.......................................................................................16

         8.7      Finder's Fees.................................................................................18

         8.8      Expenses......................................................................................18

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                               PAGE
                                                                                                               ----

         8.9      Amendments and Waivers........................................................................18

         8.10     Severability..................................................................................18

         8.11     Entire Agreement..............................................................................18


                                TABLE OF CONTENTS
                                   (continued)

                                               SCHEDULES

Schedule I                          Specified Subsidiaries

                                                EXHIBITS

Exhibit A                           Amendment to the Articles Supplementary

Exhibit B-1                         Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

Exhibit B-2                         Form of Tax Opinion of Skadden, Arps, Slate, Meagher & Flom  LLP

Exhibit C                           Form of Opinion of Piper Rudnick  LLP

Exhibit D                           Form of Opinion of Joel F. Bonder

              CLASS R CUMULATIVE PREFERRED SHARE PURCHASE AGREEMENT

                  This CLASS R CUMULATIVE PREFERRED SHARE PURCHASE AGREEMENT (this "Agreement") is made as of the 10th day of April, 2002 by and among Apartment Investment and Management Company, a Maryland corporation (the "Company"), AIMCO Properties, L.P., a Delaware limited partnership (the "Operating Partnership"), Security Capital Research & Management Incorporated, Nuveen Real Estate Income Fund, a Massachusetts business trust ("Nuveen"), and Security Capital U.S. Real Estate Shares, a series of Security Capital Real Estate Mutual Funds Incorporated, a Maryland corporation ("SC-RMF", and together with Nuveen, the "Investors").

                                   WITNESSETH

                  WHEREAS, the Company wishes to issue and sell to the Investors an aggregate of 1,000,000 shares of Class R Cumulative Preferred Stock, $0.01 par value per share, of the Company (the "Class R Preferred Shares"), the reclassification of which shall be made pursuant to an amendment to the articles supplementary, as amended, in the form of Exhibit A (the "Amendment to the Articles Supplementary") in accordance with and subject to the terms and conditions set forth herein;

                  WHEREAS, each Investor wishes to purchase the number of Class R Preferred Shares set forth below on the terms and subject to the conditions set forth in this Agreement; and

                  WHEREAS, Security Capital Research & Management Incorporated, a Maryland corporation (the "Advisor"), is an investment advisor to each of the Investors and is authorized to enter into this Agreement on behalf of each of the Investors.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, agreements and warranties herein contained, the parties hereby agree as follows:

I. PURCHASE AND SALE OF SHARES.

         1.1 SALE AND ISSUANCE OF CLASS R PREFERRED SHARES.

                  (a) The Company shall adopt and file with the State Department of Assessments and Taxation of Maryland (the "SDAT") on or before the Closing Date (as defined below) the Amendment to the Articles Supplementary.

                  (b) Subject to the terms and conditions of this Agreement, the Company agrees to issue and sell to Nuveen and SC-RMF, and each of Nuveen and SC-RMF, severally and not jointly, agrees to purchase from the Company at the Closing (as defined below), in the individual amounts set forth below, 1,000,000 Class R Preferred Shares at a per-share price of $25.34 (the "Per-Share Price"), resulting in an aggregate purchase price of $25,340,000 (the "Purchase Price"):

                      Nuveen: 500,000 Shares ($12,670,000)
                      SC-RMF: 500,000 Shares ($12,670,000)

         1.2 CLOSING.

                  The closing (the "Closing") of the purchase and sale of the Class R Preferred Shares shall take place at the offices of Mayer, Brown, Rowe & Maw, 190 South LaSalle Street, Chicago, Illinois 60603 at 9:00 a.m., Chicago time on April 11, 2002, or at such other location, date and time as may be agreed upon by the Company and the Advisor (such date and time being hereinafter referred to as the "Closing Date"). At the Closing, the Company shall cause its transfer agent to deliver the Class R Preferred Shares via the "DWAC" system to the respective custodian for each of the Investors, and each Investor shall cause its custodian to promptly thereafter wire transfer to an account designated by the Company immediately available funds in the respective amount of the applicable portion of the Purchase Price. In the event the Company does not receive the applicable portion of the Purchase Price on the Closing Date from an Investor, the Company may, in its sole discretion, deliver a notice to such Investor (which notice shall be delivered no later than one business day thereafter) declaring this Agreement null and void ab initio as to such Investor only and, this Agreement shall immediately be null and void ab initio as to such Investor only, and such Investor shall promptly cause the applicable Class R Preferred Shares to be returned to the Company's transfer agent. The failure of one Investor to pay its portion of the Purchase Price shall have no effect on the Company's obligations to the other Investor or on the other Investor's obligations to the Company.

II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  Each of the Company and the Operating Partnership, jointly and severally, represent and warrant, as of the date of this Agreement, that:

         2.1 REGISTRATION UNDER THE SECURITIES ACT.

                  The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a "shelf" registration statement (the "Registration Statement") on Form S-3 (File No. 333-71452). The Company and the transactions contemplated by this Agreement meet the requirements for using Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"). The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission. The Company will file with the Commission a prospectus supplement (the "Prospectus Supplement") specifically relating to the Class R Preferred Shares pursuant to Rule 424 of the Securities Act.

         2.2 EXCHANGE ACT COMPLIANCE.

                  Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the final prospectus and final Prospectus Supplement (collectively, the "Prospectus") complied or will comply when so filed in all material respects with the Exchange Act and the rules and regulations of the Commission under the Exchange Act, (b) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading,
(c) the

Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the rules and regulations of the Commission under the Securities Act, and (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement or Prospectus based upon information relating to the Investors furnished to the Company in writing by the Investors expressly for use therein.

         2.3 ORGANIZATION, GOOD STANDING AND QUALIFICATION.

                  (a) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Maryland, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. "Subsidiary" means a corporation or a partnership a majority of the outstanding voting stock, partnership or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Company, the Operating Partnership or by one or more other Subsidiaries of the Company or the Operating Partnership.

                  (b) Each Subsidiary is a corporation, limited partnership, limited liability company or trust, as the case may be, duly organized or formed, is validly existing in good standing under the laws of the jurisdiction of its organization or formation, has the corporate, limited partnership, limited liability company or trust power and authority, as the case may be, to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be in good standing, to have such power and authority or to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; all of the issued shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests, as the case may be, of each Subsidiary or created by agreements to which such Subsidiaries are parties have been duly and validly authorized and issued (and in the case of capital stock are fully paid and non-assessable); all such shares of capital stock, partnership interests, limited liability company membership interests and trust beneficial interests owned or held, directly or indirectly, by the Company are held free and clear of any security interest, lien, adverse claim, equity or other encumbrance (each of the foregoing, a "Lien"), other than Liens described in the Registration Statement or the Prospectus, except where the failure of such shares of capital stock, partnership interests, limited liability company membership interests or trust beneficial interests being duly and validly authorized or the existence of such Liens would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.4 POWER, AUTHORITY AND ENFORCEABILITY.

                  This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

         2.5 CAPITALIZATION AND OWNERSHIP OF THE OPERATING PARTNERSHIP.

                  (a) The Company has an authorized capitalization as set forth in the Prospectus. All the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Class R Preferred Shares to be purchased by the Investors from the Company have been duly authorized for issuance and sale to the Investors and, when issued and delivered against the payment of the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms in all material respects to the description thereof in the Registration Statement and the Prospectus. The preferred units to be issued by the Operating Partnership in exchange for the net proceeds from the sale of the Class R Preferred Shares (the "Preferred Units") as set forth in Section 5.7 of this Agreement have been duly authorized and, when issued to the Company, will be validly issued. Except as disclosed in the Registration Statement and the Prospectus, and except for options or other securities issued to employees, officers or directors of the Company, the Operating Partnership or a Subsidiary pursuant to a stock-based plan of the Company, the Operating Partnership or a Subsidiary, there are no outstanding options, convertible or exchangeable securities, warrants or other rights calling for the issuance of capital stock of the Company.

                  (b) As of the date hereof, the Company indirectly owns an aggregate approximate 87% partnership interest in the Operating Partnership free and clear of all Liens. A wholly-owned subsidiary of the Company is the sole general partner of the Operating Partnership.

         2.6 VALID ISSUANCE OF SHARES.

                  The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Class R Preferred Shares as provided in this Agreement. The Operating Partnership has the power and authority to enter into this Agreement and to issue and deliver the Preferred Units to the Company as provided in Section 5.7 of this Agreement.

         2.7 COMPLIANCE WITH OTHER INSTRUMENTS.

                  Neither the Company nor any of the Subsidiaries listed on
Schedule I to this Agreement (collectively, the "Specified Subsidiaries") is in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents. None of the Subsidiaries (other than the Specified Subsidiaries) is in violation of its certificate or articles of incorporation or by-laws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents, except for such violations which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Neither the Company nor any of the Subsidiaries is (i) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or any of their respective properties or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties is bound, except, with respect to clauses (i) and (ii) above, for any defaults which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.8 GOVERNMENTAL CONSENT.

                  None of the issuance and sale of the Class R Preferred Shares by the Company, the issuance of the Preferred Units by the Operating Partnership, the execution, delivery or performance of this Agreement by the Company and the Operating Partnership or the consummation by the Company and the Operating Partnership of the transactions contemplated under this Agreement (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Class R Preferred Shares under the Securities Act and the Exchange Act and compliance with the securities or Blue Sky or real estate syndication laws of various jurisdictions, to the extent applicable, and the filing of the Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act, all of which have been or will be effected in accordance with this Agreement, and except for the filing of the Amendment to the Articles Supplementary with the SDAT, which filing with the SDAT will be made on or prior to the Closing Date), or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of the Company or any of the Specified Subsidiaries, (iii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws or certificates or agreements of limited partnership, limited liability company or trust or other organizational documents of any of the Subsidiaries (other than the Specified Subsidiaries), except, with respect to clause (iii), for such conflicts, breaches or defaults which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, or (iv) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any Lien upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject, except, with respect to clause
(iv), for such conflicts, breaches, defaults, violations or Liens which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.9 NO MATERIAL ADVERSE CHANGES.

                  Except as disclosed in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus, there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and the Subsidiaries, taken as a whole.

         2.10 INDEPENDENT PUBLIC ACCOUNTANTS.

                  Ernst & Young LLP, which has certified the consolidated financial statements of the Company included or incorporated by reference in the Registration Statement and the Prospectus, are independent public accountants with respect to the Company as required by the Securities Act.

         2.11 FINANCIAL STATEMENTS.

                  (a) The financial statements, together with related schedules and notes, of the Company included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries.

                  (b) To the knowledge of the Company and the Operating Partnership, the audited consolidated financial statements and unaudited interim financial statements (the "Casden Financial Statements") listed in Section 4.4(a) of the Disclosure Letter (the "Casden Disclosure Letter") to the Agreement and Plan of Merger, dated as of December 3, 2001, by and among the Company, Casden Properties Inc. ("Casden") and XYZ Holdings LLC have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto, and except for the absence of notes in the case of unaudited statements) and fairly present in all material respects the financial position of the applicable entities (or consolidated group of entities) referenced therein as of the dates thereof and the results of their operations and cash flows for the periods then ended, subject to normal recurring audit and year-end adjustments, in the case of the unaudited interim financial statements.

                  (c) To the knowledge of the Company and the Operating Partnership, the schedules attached as Section 4.4(b) of the Casden Disclosure Letter present fairly, in all material respects, on a pro forma basis the financial position of Casden and its subsidiaries, on a consolidated basis, as of December 31, 2000 and June 30, 2001, and the results of operations on a pro forma basis of Casden and its subsidiaries, on a consolidated basis, for the twelve months and six months then ended, in each case after giving effect to the transactions and adjustments disclosed therein.

                  (d) The Company is not required to include in the Prospectus or the Registration Statement any historical financial statements of Casden or any pro forma financial statements reflecting the merger of Casden with and into the Company or the related transactions described in the Merger Agreement pursuant to Regulation S-X under the Securities Act. The Company is not required, as a result of the merger of Casden with and into the Company or the related transactions described in the Merger Agreement, to file a Current Report on Form 8-K including any historical financial statements of Casden or any pro forma financial statements reflecting the merger of Casden with and into the Company or the related transactions described in the Merger Agreement pursuant to Regulation S-X.

         2.12 LEGAL COMPLIANCE.

                  (a) There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any of the Subsidiaries or to which any of the properties of the Company or any of the Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus that are not so described. There are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

                  (b) Each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and the rules and regulations of the Commission under the Securities Act.

         2.13 ENVIRONMENTAL COMPLIANCE.

                  (a) Except as disclosed in the Registration Statement and the Prospectus, each of the Company and each of the Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except with respect to (i),
(ii) and (iii) above, where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (b) There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties or in connection with off-site disposal of hazardous waste) which would, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.14 OBLIGATIONS; TITLE TO PROPERTIES; LEASEHOLD INTERESTS.

                  (a) Except as disclosed in the Registration Statement and the Prospectus, there are no unwaived contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person the right to require the Company or the Operating Partnership to include any securities of the Company or the Operating Partnership with the securities registered pursuant to the Registration Statement.

                  (b) Except as disclosed in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, nor entered into any transaction not in the ordinary course of business, in either case, that is material to the Company and the Subsidiaries, taken as a whole; (ii) the Company has not purchased any of its outstanding capital stock, (iii) the Company has not declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iv) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company and the Subsidiaries, taken as a whole.

                  (c) (i) The Company and the Subsidiaries have good and marketable title in fee simple to all parcels of real property (except for those easement parcels that are appurtenant to the real property owned in fee simple by the Company and the Subsidiaries) and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except where the failure to have good and marketable title or such Liens would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (ii) any real property and buildings held under lease by the Company and the Subsidiaries are held under valid, subsisting and enforceable leases, except where failure to hold such property and buildings under valid, subsisting and enforceable leases would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, (iii) the construction, management or operation of the buildings, fixtures and other improvements located on the apartment properties owned or controlled by the Company or the Subsidiaries ("Owned Properties"), as presently conducted or existing is not in violation of any applicable building code, zoning ordinance or other law or regulation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, (iv) neither the Company nor any of the Subsidiaries has received notice of any proposed special assessment or any proposed change in any property tax, zoning or land use laws affecting all or any portion of the Owned Properties, except where any such assessment or change would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, (v) there do not exist any violations of any declaration of covenants, conditions and restrictions with respect to any of the Owned Properties, nor is there any existing state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation, except where any such violation would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and (vi) the improvements comprising any portion of the Owned Properties (the "Improvements") are free of any and all material physical, mechanical, structural, design and construction defects and the mechanical, electrical and utility systems servicing the Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order and are free of material defects, except for any such defects or failures to be in good condition or proper working order which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.15 EMPLOYEES; ERISA.

                  There is no strike or work stoppage existing or, to the knowledge of the Company and the Operating Partnership, threatened against the Company or any Specified Subsidiary. The Company does not have any knowledge as to any intentions of any key employee or any group of employees to leave the employ of the Company or any of the Subsidiaries where such departure would have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Except as disclosed in the Registration Statement and the Prospectus, the Company has not established, sponsored, maintained, made any contributions to or been obligated by law to establish, maintain, sponsor or make any contributions to any "employee pension benefit plan" or "employee welfare benefit plan" (as such terms are defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), including, without limitation, any "multi-employer plan." The Company is in compliance with all applicable laws relating to the employment of labor, including provisions relating to wages, hours, equal opportunity, collective bargaining and the payment of Social Security and other taxes, and with ERISA, except where the failure to so comply would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.16 INSURANCE.

                  (a) The Subsidiaries have obtained Extended Coverage Owner's Policies of Title Insurance, to the extent available in the pertinent jurisdiction (other than in connection with real property located in Texas, with respect to which the Company and its direct and indirect subsidiaries have obtained Texas Form T-1 Policies of Title Insurance) from title insurers of recognized financial responsibility on all of the Owned Properties and such policies are in full force and effect, except where any such failure to obtain title insurance or to have such policies in full force and effect would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

                  (b) The Company and the Subsidiaries self insure, or are insured by insurers of recognized financial responsibility, against such losses and risks and in such amounts as are customary in the businesses in which they are engaged; and neither the Company nor any of the Subsidiaries has any reason to believe that it will not be able to renew that coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.17 NO OTHER DISTRIBUTION.

                  The Company has not distributed and, prior to the completion of the distribution of the Class R Preferred Shares, will not distribute any offering material in connection with the offering and sale of the Class R Preferred Shares other than the Registration Statement and the Prospectus or other materials, if any, permitted by the Securities Act.

         2.18 PERMITS.

                  (i) The Company and each of the Subsidiaries have such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("Permits") as are necessary to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, (ii) the Company and each of the Subsidiaries have fulfilled and performed all of their respective material obligations with respect to such permits and to the Company's knowledge no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus, and (iii) except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries, except, with respect to clauses (i), (ii) and (iii) above, for any such failure to obtain permits or failure to fulfill or perform obligations, or the occurrence of events, or such restrictions that would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole.

         2.19 TAXES.

                  The Company and each of the Subsidiaries have filed or caused to be filed all federal, state, local, foreign and other tax returns, reports, information returns and statements (except for returns, reports, information returns and statements the failure to file which will not have a material adverse effect on the Company and the Subsidiaries taken as a whole) required to be filed by them. The Company and each of the Subsidiaries have paid or caused to be paid all taxes (including interest and penalties) that are shown as due and payable on such returns or claimed in writing by any taxing authority to be due and payable with respect to such returns, except those which are being contested by them in good faith by appropriate proceedings and in respect of which adequate reserves are being maintained on their books in accordance with generally accepted accounting principles consistently applied or those which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. The Company and each of the Subsidiaries do not have any material liabilities for taxes other than those incurred in the ordinary course of business and in respect of which adequate reserves are being maintained by it in accordance with generally accepted accounting principles consistently applied or those which would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole. Federal and state income tax returns for the Company and each of the Subsidiaries have not been audited by the Internal Revenue Service or state authorities; provided, however, (i) the 1997 Federal income tax return of NHP Management Company was accepted by the Internal Revenue Service as filed, (ii) an Internal Revenue Service audit of the Federal income tax returns of Insignia Financial Group,

Inc. and its subsidiaries ("Insignia") for the tax periods ended December 31, 1996, December 31, 1997 and October 1, 1998 (i.e., the short tax year of Insignia ending when Insignia was merged with and into the Company) was concluded in 2001, (iii) various state income tax returns of the Company and/or the Subsidiaries are currently under examination, and (iv) various partnership affiliates are under examination by the Internal Revenue Service. No deficiency assessment with respect to or proposed adjustment of the Company's or any of the Subsidiaries' federal, state, local, foreign or other tax returns is pending or, to the best of the Company's knowledge, threatened in writing. There is no tax lien, whether imposed by any federal, state, local or other tax authority, outstanding against the assets, properties or business of the Company other than statutory liens in respect of taxes that are not delinquent. There are no applicable taxes, fees or other governmental charges payable by the Company or any of the Subsidiaries in connection with the execution and delivery of this Agreement or the issuance by the Company of the Class R Preferred Shares.

         2.20 INVESTMENT COMPANY.

                  Neither the Company nor the Operating Partnership is now, and after the sale of the Class R Preferred Shares and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds," neither of them will be, an "investment company" (as such term is defined in the Investment Company Act of 1940, as amended).

         2.21 REAL ESTATE INVESTMENT TRUST.

                  The Company has since July 29, 1994 been organized and qualified as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), has elected to be taxed as a REIT under the Code for the taxable years ended December 31, 1994 through December 31, 2001, and currently expects to continue to be organized and to operate in a manner so as to qualify as a REIT in the taxable year ending December 31, 2002 and succeeding taxable years.

         2.22 LISTING OF THE CLASS R PREFERRED SHARES ON THE NEW YORK STOCK EXCHANGE.

                  The Company intends to file a supplemental listing application to apply to have the Class R Preferred Shares listed on the New York Stock Exchange (the "NYSE").

         2.23 INTERNAL ACCOUNTING CONTROLS.

                  The Company for itself and on behalf of each Specified Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

III. REPRESENTATIONS AND WARRANTIES OF THE INVESTORS.

                  Each Investor, severally and not jointly, represents and warrants, as of the date of this Agreement, that:

         3.1 POWER, AUTHORITY AND ENFORCEABILITY.

                  (a) The Investor has the requisite power and authority, and has taken all required action necessary, to execute, deliver and perform this Agreement and to purchase the Class R Preferred Shares hereunder.

                  (b) The Advisor has the requisite authority to execute and deliver this Agreement on behalf of the Investor.

                  (c) This Agreement has been duly executed and delivered by the Advisor on behalf of the Investor and constitutes the legal, valid and binding obligation of the Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors' rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

         3.2 COMPLIANCE WITH OTHER INSTRUMENTS.

                  The execution, delivery and performance of this Agreement by the Advisor on behalf of the Investor and the consummation by the Investor of the transactions contemplated hereby do not (i) result in a violation of the Investor's constituent documents or (ii) conflict with, or constitute a default under (or an event which with notice or lapse of time or both would become a default), or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Investor or by which any property or asset of the Investor is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not materially impair the Investor's ability to perform its obligations under this Agreement).

         3.3 OWNERSHIP LIMITATIONS.

                  The Investor has received a copy of the Company's Charter, as amended to date (the "Charter"), and understands the restrictions on transfer and ownership of the Company's capital stock included therein related to the qualification by the Company as a real estate investment trust for federal income tax purposes pursuant to Sections 856 through 860 of the Code.

IV. REPRESENTATIONS AND WARRANTIES OF THE ADVISOR.

                  The Advisor represents and warrants, as of the date of this Agreement, that:

         4.1 POWER AND AUTHORITY.

                  (a) The Advisor is a registered investment adviser under the Investment Advisers Act of 1940, as amended.

                  (b) The Advisor has the requisite power and discretionary authority, and has taken all required action necessary, to execute and deliver this Agreement on behalf of the Investors.

V. CONDITIONS OF THE INVESTORS' OBLIGATIONS AT CLOSING.

                  Each Investor's obligations to effect the Closing under this Agreement are subject to the satisfaction or waiver by the Investor on or before the Closing of each of the following conditions:

         5.1 AMENDMENT TO THE ARTICLES SUPPLEMENTARY.

                  The Amendment to the Articles Supplementary shall have been filed with and accepted for recording by the SDAT.

         5.2 REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Company and the Operating Partnership contained in Article II shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

         5.3 PERFORMANCE.

                  The Company and the Operating Partnership each shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         5.4 NO MATERIAL ADVERSE CHANGE.

                  After the date of this Agreement and through the Closing Date, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Company and the Subsidiaries, taken as a whole.

         5.5 LEGAL OPINIONS.

                  The Investors shall have received (i) from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, opinions to the effect set forth in Exhibits B-1 and B-2, (ii) from Piper Rudnick LLP, counsel for the Company, an opinion to the effect set forth in Exhibit C and (iii) from Joel F. Bonder, the Company's Executive Vice President of Legal and Regulatory Affairs, an opinion to the effect set forth in Exhibit D.

         5.6 PROSPECTUS SUPPLEMENT.

                  The Company shall have filed the Prospectus Supplement relating to the Class R Preferred Shares pursuant to Section 7.1.

         5.7 AMENDMENT TO OPERATING PARTNERSHIP AGREEMENT.

                  The limited partnership agreement of the Operating Partnership shall have been amended to authorize the general partner of the Operating Partnership to cause the Operating Partnership, without the approval of any other partners of the Operating Partnership, to issue the Preferred Units with economic attributes substantially identical to those of the Class R Preferred Shares, and the general partner of the Operating Partnership shall have caused the Preferred Units to have been issued to the Company or a direct or indirect wholly owned subsidiary thereof.

         5.8 OFFICER'S CERTIFICATES.

                  The Company and the Operating Partnership shall each have delivered to the Investor on the Closing Date a certificate or certificates, signed by an authorized officer of the Company or the Operating Partnership, as the case may be, to the effect that the facts required to exist by Sections 5.2, 5.3, 5.4, 5.10 and, to the knowledge of the Company or the Operating Partnership, as the case may be, Section 5.11 exist on the Closing Date.

         5.9 NYSE LISTING.

                  The Company shall have filed a supplemental listing application to apply to have the Class R Preferred Shares listed on the NYSE.

         5.10 NO STOP ORDER.

                  No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or be pending or, to the knowledge of the Company or the Operating Partnership, contemplated by the Commission.

         5.11 NO INJUNCTION.

                  There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or, to the knowledge of any party hereto, threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company or the Investor to consummate the transactions contemplated hereby or of the Company to issue the Class R Preferred Shares.

VI. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING.

                  The obligations of the Company to effect the Closing under this Agreement are subject to the fulfillment on or before the Closing of each of the following conditions:

         6.1 REPRESENTATIONS AND WARRANTIES.

                  The representations and warranties of the Investors and the Advisor contained in Articles III and IV shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date; provided, however, that the failure of the representations and warranties of one Investor being true on and as of the Closing Date shall not affect the Company's obligation to effect the closing with the other Investor.

         6.2 PERFORMANCE.

                  The Investors shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by them on or before the Closing; provided, however, that the failure of one Investor to perform and comply with its agreements, obligations and conditions shall not affect the Company's obligation to effect the closing with the other Investor.

         6.3 NO INJUNCTION.

                  There shall not be in effect any order, decree or injunction of a court or agency of competent jurisdiction which enjoins or prohibits consummation of the transactions contemplated hereby and there shall be no actual or, to the knowledge of any party hereto, threatened action, suit, arbitration, inquiry, proceedings or investigation by or before any governmental authority, court or agency of competent jurisdiction, which would reasonably be expected to materially impair the ability of the Company or the Investors to consummate the transactions contemplated hereby or of the Company to issue the Class R Preferred Shares.

VII. COVENANTS.

         7.1 REGISTRATION OF CLASS R PREFERRED SHARES.

                  Prior to Closing, the Company and the Operating Partnership will file the Prospectus Supplement with the Commission in a form reasonably acceptable to the Investors with respect to statements relating to the Investors within the applicable time period prescribed for filing by Rule 424 under the Securities Act.

         7.2 LISTING OF CLASS R PREFERRED SHARES ON THE NYSE.

                  Prior to Closing, the Company shall file a supplemental listing application to apply to have the Class R Preferred Shares listed on the NYSE and shall use its best efforts to have the NYSE approve such application as soon as practicable.

VIII. MISCELLANEOUS

         8.1 SURVIVAL OF WARRANTIES AND COVENANTS.

                  The warranties and representations of the Company and the Operating Partnership, the Investors and the Advisor contained in or made pursuant to Articles II, III and IV of this Agreement shall survive the Closing through and until the expiration of the statute of limitations applicable to each such warranty or representation. The covenants contained in or made pursuant to Article VII of this Agreement shall survive the Closing indefinitely, except for any provisions which expire by their terms. All other representations and warranties contained in or made in this Agreement shall survive the Closing for a period of three years. The representations and warranties contained in this Agreement shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investors or the Company.

         8.2 SUCCESSORS AND ASSIGNS.

                  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement. Without limiting the foregoing, no rights set forth in or under this Agreement may be transferred to any purchaser of Class R Preferred Shares or exercised by or on behalf of any person other than the Investors (or by the Advisor on behalf of the Investors).

         8.3 GOVERNING LAW.

                  This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of law provisions thereof; provided, however, that matters relating to the issuance of the Class R Preferred Shares and other internal corporate matters related to the Company shall be governed by the laws of the State of Maryland.

         8.4 COUNTERPARTS.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.5 TITLES AND SUBTITLES.

                  The title and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         8.6 NOTICES.

                  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery to the party to be notified, (b) on the fifth business day after deposit with the United States Post Office, by registered or certified mail, postage prepaid, (c) on the next business day after dispatch via nationally recognized overnight courier or (d) upon confirmation by the party to be put on notice of receipt of transmission by facsimile, all addressed to the party to be notified at the address indicated for such party below, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties. Notices should be provided in accordance with this Section at the following addresses:

If to the Investors, to:

         Security Capital Research & Management Incorporated
         11 South LaSalle Street
         Chicago, Illinois 60603
         Attention: David T. Novick and David E. Rosenbaum
         Facsimile: (312) 345-5888

with a copy to:

         Philip J. Niehoff, Esq.
         Mayer, Brown, Rowe & Maw
         190 South LaSalle
         Chicago, IL 60603
         Facsimile: (312) 701-7711

If to the Company, to:

         Apartment Investment and Management Company
         Colorado Center, Tower Two
         2002 South Colorado Boulevard, Suite 2-1000
         Denver, Colorado 80222
         Facsimile: (303) 753-9538
         Attn:  Terry Considine, Paul McAuliffe and Joel Bonder

         and

         Apartment Investment and Management Company
         18350 Mt.  Langley Avenue, Suite 220
         Fountain Valley, California 92708
         Facsimile: (714) 593-1703
         Attn: Peter Kompaniez

with a copy to:

         Skadden, Arps, Slate, Meagher & Flom LLP
         300 South Grand Avenue, Suite 3400
         Los Angeles, California  90071
         Facsimile: (213) 687-5600
         Attn: Jonathan Friedman, Esq.

         8.7 FINDER'S FEES.

                  Each party represents that it neither is nor will be obligated for any finders' fee or commission in connection with this transaction. Each Investor agrees to indemnify and hold harmless the Company from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which such Investor or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Investors from any liability for any commission or compensation in the nature of a finders' fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         8.8 EXPENSES.

                  Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. The Investors shall pay all costs and expenses incurred by the Advisor under this Agreement.

         8.9 AMENDMENTS AND WAIVERS.

                  Any term of this Agreement may be amended, and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investors. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.

         8.10 SEVERABILITY.

                  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         8.11 ENTIRE AGREEMENT.

                  This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                         NUVEEN REAL ESTATE INCOME FUND

                         By:  Security Capital Research & Management
                         Incorporated

                         By: /s/ DAVID E. ROSENBAUM
                            ---------------------------------------------------
                         Name:  David E. Rosenbaum
                              -------------------------------------------------
                         Title:  Senior Vice President
                               ------------------------------------------------




                         SECURITY CAPITAL U.S. REAL ESTATE SHARES, A SERIES OF SECURITY CAPITAL REAL ESTATE MUTUAL FUNDS INCORPORATED

                         By:  Security Capital Research & Management
                         Incorporated

                         By:  /s/ DAVID E. ROSENBAUM
                            ---------------------------------------------------
                         Name: David E. Rosenbaum
                              -------------------------------------------------
                         Title: Senior Vice President
                               ------------------------------------------------




                         APARTMENT INVESTMENT AND
                         MANAGEMENT COMPANY

                         By: /s/ PAUL MCAULIFFE
                            ---------------------------------------------------
                         Name: Paul McAuliffe
                              -------------------------------------------------
                         Title: Executive Vice President & CFO
                               ------------------------------------------------




                         AIMCO PROPERTIES, L.P.

                         By: AIMCO-GP, Inc., its General Partner

                         By: /s/ PAUL MCAULIFFE
                            ---------------------------------------------------
                         Name: Paul McAuliffe
                              -------------------------------------------------
                         Title: Executive Vice President & CFO
                               ------------------------------------------------

                         SOLELY WITH RESPECT TO ARTICLE IV:

                         SECURITY CAPITAL RESEARCH & MANAGEMENT INCORPORATED

                         By: /s/ DAVID E. ROSENBAUM
                            ---------------------------------------------------
                         Name: David E. Rosenbaum
                              -------------------------------------------------
                         Title: Senior Vice President
                               ------------------------------------------------

                                   Schedule I

                             SPECIFIED SUBSIDIARIES

Delaware Corporations

1.       AIMCO-GP, Inc.
2.       AIMCO-LP, Inc.
3.       AIMCO/Bethesda Holdings, Inc.

Delaware Limited Partnerships

1.       AIMCO Properties, L.P.
2.       Casden Properties Operating Partnership, L.P.

D.C. Corporations

1.       NHP Management Company

                                    EXHIBIT A

                       Class R Cumulative Preferred Stock

                             Articles Supplementary

                                 [not attached]

                                   EXHIBIT B-1

                        FORM OF OPINION OF SKADDEN, ARPS,
                            SLATE, MEAGHER & FLOM LLP

         In an opinion delivered pursuant to Section 5.5(i) of this Agreement, Skadden, Arps, Slate, Meagher & Flom LLP shall opine that:

                  (i) This Agreement has been duly authorized, executed and delivered by the Operating Partnership.

                  (ii) The Operating Partnership has partnership power and authority to enter into this Agreement and to issue and deliver to the Company the Preferred Units to be issued and delivered by the Operating Partnership as described in this Agreement.

                  (iii) None of the issuance and sale by the Company of the Securities, the issuance of the Preferred Units by the Operating Partnership, or the execution, delivery and performance by the Company or the Operating Partnership of their respective obligations under this Agreement will (i) conflict with or constitute a breach of, or default under, the certificate of incorporation of AIMCO-GP, Inc. or AIMCO-LP, Inc. or the certificate of limited partnership or limited partnership agreement of the Operating Partnership, (ii) constitute a violation of, or a breach or default under, the terms of any Applicable Contract or
         (iii) violate or conflict with, or result in any contravention of, any Applicable Order. Such counsel need not express any opinion, however as to (a) whether the execution, delivery or performance by the Company or the Operating Partnership of this Agreement will constitute a violation of or a default under any covenant, restriction or provision with respect to financial ratios or tests or any aspect of the financial condition or results of operations of the Company or the Operating Partnership or (b) the enforceability of any of the Applicable Contracts. "Applicable Order" means those judgments, orders or decrees identified in paragraph 11 to the Company Certificate. "Applicable Contract" means those agreements or instruments identified in Annex B to the Company Certificate.

                  (iv) No Governmental Approval which has not been obtained or taken and is not in full force and effect, is required to authorize, or is required in connection with the consummation of the transactions contemplated by this Agreement, except such as may be required under the Act or the 1934 Act. "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, qualification or registration with, any Governmental Authority required to be made or obtained by the Company or the Operating Partnership pursuant to Applicable Laws, other than any consent, approval, license, authorization, validation, filing, qualification or registration which may have become applicable as a result of the involvement of any other party (other than the Company or the Operating Partnership) in the transactions contemplated by this Agreement or because of such parties' legal or regulatory status or because of any other facts specifically pertaining to such parties.

                  (v) To such counsel's knowledge, no holder of any security of the Company or the Operating Partnership has any right that has not been waived under any of the Registration Rights Agreements listed on Annex C to the Company Certificate attached to such counsel's opinion to require registration of any security of the Company or the Operating Partnership because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                  (vi) The Registration Statement has become effective under the 1933 Act, and such counsel has been advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of such counsel's knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission. The Prospectus has been filed with the Commission pursuant to Rule 424(b) under the Securities Act.

                  (vii) Neither the Company nor the Operating Partnership is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will be an "investment company."

                  (viii) Each of the documents incorporated by reference into the Registration Statement and the Prospectus (the "Incorporated Documents"), when it was filed, appeared on its face to be appropriately responsive in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations of the Commission thereunder, except that such counsel need not express any opinion as to the financial statements, including pro forma financial statements, and related notes and schedules and other financial or statistical data included therein or omitted therefrom or the exhibits thereto.

                  (ix) The Registration Statement, as of the date of the filing of the Company's 2001 Annual Report on Form 10-K, and as of the pricing date, and the Prospectus, as of the date of the Prospectus Supplement appeared on their faces to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Rules and Regulations, except that in each case such counsel need not express any opinion as to the financial statements, including pro forma financial statements, and schedules and other financial or statistical data included or incorporated by reference therein or excluded therefrom, or the exhibits thereto, and, except to the extent expressly stated in such counsel's opinion relating to certain tax matters delivered pursuant to Section 5(b)(ii) of this Agreement, such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus.

         In addition, such counsel has participated in conferences with officers and other representatives of the Company, at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed. Although except as set forth in such counsel's opinion relating to certain tax matters delivered pursuant to Section 5(b)(ii) of this Agreement such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the Incorporated Documents), and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus Supplement and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, including pro forma financial statements, the schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.

                                   EXHIBIT B-2

                             FORM OF TAX OPINION OF
                    SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

         In an opinion delivered pursuant to Section 5.5(i) of this Agreement, Skadden, Arps, Slate, Meagher & Flom LLP shall opine that:

                  (i) Commencing with the Company's initial taxable year ended December 31, 1994, the Company was organized in conformity with the requirements for qualification as a REIT under the Code, and its actual method of operation has enabled, and its proposed method of operation will enable, the Company to meet the requirements for qualification and taxation as a REIT. As noted in the Registration Statement, the Company's qualification and taxation as a REIT depend upon its ability to meet, through actual annual operating results, certain requirements, including requirements relating to distribution levels and diversity of stock ownership, and the various qualification tests imposed under the Code, the results of which will not be reviewed by us. Accordingly, no assurance can be given that the actual results of the Company's operation for any one taxable year will satisfy the requirements for taxation of a REIT under the Code.

                  (ii) Although the discussion set forth in the Registration Statement under the caption "Certain Federal Income Taxation Considerations" does not purport to discuss all possible United States Federal income tax consequences of the purchase, ownership, and disposition of the Securities, the discussion, although general in nature, constitutes, in all material respects, a fair and accurate summary under current law of certain material United States Federal income tax consequences of the purchase, ownership and disposition of the Securities by a holder who purchases such Securities, subject to the qualifications set forth therein. The United States Federal income tax consequences of an investment in the Securities by an investor will depend upon that holder's particular situation, and we express no opinion as to the completeness of the discussion set forth in "Federal Income Taxation of AIMCO and AIMCO Stockholders" as applied to any particular holder.



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                                    EXHIBIT C

                      FORM OF OPINION OF PIPER RUDNICK LLP

         In an opinion delivered pursuant to Section 5.5(ii) of this Agreement, Piper Rudnick shall opine that:

                  (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

                  (ii) The Company has the corporate power and authority to own, lease, and operate its properties and to conduct its business as described in its Charter (as defined in such counsel's opinion).

                  (iii) The Securities to be purchased by the Fund from the Company have been duly authorized for issuance and sale to the Fund and, when issued and delivered by the Company against payment of consideration set forth in this Agreement, will be duly and validly issued, fully paid, and non-assessable and free of any preemptive right (or, to such counsel's knowledge, similar rights) that are contained in the Company's Charter or arising under the Maryland General Corporation Law that entitle or will entitle any person to acquire any of the Securities upon issuance thereof by the Company.

                  (iv) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver to the Fund the Securities to be issued and sold by the Company pursuant to this Agreement.

                  (v) This Agreement has been duly authorized by all necessary corporation action on the part of the Company and, assuming that they have been executed and delivered by the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors or any Vice President of the Company, have been duly executed and delivered by the Company.

                  (vi) The authorized capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus under the captions "Description of Preferred Stock", "Description of Class A Common Stock," "Provisions of Maryland Law Applicable to Preferred Stock, Equity Stock and Class A Common Stock," "Description of Outstanding Classes of Preferred Stock" and "Description of Class R Preferred Stock," in so far as such description relates to the Company's Charter and By-Laws (as defined in such counsel's opinion) and the Maryland General Corporation Law.

                  (vii) The form of certificates evidencing the Securities is in due and proper form and complies in all material respects with the requirements of the Maryland General Corporation Law.

                  (viii) Neither the issuance and sale of the Securities, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official of the State of Maryland (other than the filing of the Articles Supplementary relating to the Securities with the SDAT),
         (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the Charter or By-Laws of the Company, or (iii) violates or will violate any statute, law, regulation, filing, judgment, injunction, order or decree of the State of Maryland known to us, applicable to the Company or any of its properties.

                  (ix) The statements under the caption "Description of Class R Preferred Stock" in the Prospectus, insofar as such statements constitute a summary of legal matters, documents, or proceedings referred to therein, are accurate summaries and fairly and correctly present the information called for with respect to such legal matters, documents, or proceedings in all material respects.

                  (x) The statements in Item 15 of Part II of the Registration Statement, insofar as such statements constitute a summary of Maryland statutes or provisions of the Charter or By-Laws of the Company referred to therein, are accurate in all material respects.

                  (xi) To such counsel's knowledge, the Company is not (i) in violation of its Charter or By-Laws, or (ii) in breach of any applicable statute, rule or regulation or any writ, order or decree of any court or governmental agency or body of the State of Maryland having jurisdiction over the Company or its properties.

                  (xii) To such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened in the State of Maryland against the Company, or to which the Company or any of its properties is subject.

                                    EXHIBIT D

                               FORM OF OPINION OF
                                 JOEL F. BONDER

         In an opinion delivered pursuant to Section 5.5(iii) of this Agreement, Joel F. Bonder shall opine that:

                  (i) Each of the Specified Subsidiaries listed on Schedule A under the caption "Delaware corporation" (collectively, the "Delaware Corporations") has been duly incorporated under the Delaware General Corporation Law ("DGCL"). AIMCO Properties, L.P. has been duly organized or formed as a limited partnership under the Delaware Revised Uniform Limited Partnership Act ("DRULPA"). NHP Management Company has been duly incorporated under the laws of the District of Columbia. Each of the Specified Subsidiaries is a corporation or a limited partnership, as the case may be, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has corporate or limited partnership power, as the case may be, to own, lease and operate the properties that to such counsel's knowledge are currently owned by it and to conduct its business as described in the Registration Statement and the Prospectus.

                  (ii) This Agreement (as defined in such counsel's opinion) has been duly executed and delivered by the Company, assuming the authorization thereof by the Company.

                  (iii) All of the outstanding shares of capital stock of AIMCO-GP, Inc. and AIMCO-LP, Inc. have been validly issued and, to the best of such counsel's knowledge, are fully paid and non-assessable and are owned of record by the Company. All of the outstanding units of limited partnership interests issued by the Operating Partnership subsequent to July 29, 1994, including, without limitation, the Preferred Units, have been validly issued and, to the best of such counsel's knowledge, are owned of record by the Company or one or more subsidiaries of the Company, except, with respect to the Operating Partnership, for units of limited partnership held by third parties. All of the outstanding units of limited partnership interests issued by Casden Properties Operating Partnership, L.P. have been validly issued and, to the best of my knowledge, are owned of record by the Operating Partnership or one or more subsidiaries of the Company. All of the outstanding shares of capital stock of AIMCO/Bethesda Holdings, Inc. and NHP Management Company have been validly issued and, to the best of such counsel's knowledge, are fully paid and non-assessable and are owned of record by the Operating Partnership except with respect to no more than one percent of the outstanding shares of capital stock of each of AIMCO/Bethesda Holdings, Inc. and NHP Management Company owned of record by third parties.

                  (iv) To such counsel's knowledge, based solely upon discussions with, and representations from, officers and other representatives of the Company, and upon such counsel's review of the Applicable Contracts, all of the shares of the corporation listed as items 1, 2, 3 and 6 on Schedule A to such counsel's opinion, and all of the limited partnership interests of the limited partnerships listed as items 4 and 5 on Schedule A to such counsel's opinion, that are owned, directly or indirectly, by the Company, are owned free and clear of any security interests, liens, adverse claims, equities or other encumbrances, except that (i) certain of the shares of Series A Preferred Stock of AIMCO/Bethesda Holdings, Inc. are pledged pursuant to a Borrowers Pledge Agreement, dated as of March 11, 2002, by and between the Pledgors (the Operating Partnership, the Company, AIMCO/Bethesda Holdings, Inc., AIMCO GP, Inc., AIMCO GP LA, L.P., AIMCO Investment Services, Inc., AIMCO LA QRS, Inc., AIMCO LP LA, L.P., Casden Properties Operating Partnership, L.P., AIC REIT Properties LLC and NHP Management Company) and Bank of America N.A., as Administrative Agent for and representative of the financial institutions party to the Fourth Amended and Restated Credit Agreement, dated as of March 11, 2002, by and among the Company, the Operating Partnership, NHP Management Company, AIMCO/Bethesda Holdings, Inc., Bank of America N.A., Fleet National Bank, First Union National Bank, and the other financial institutions party thereto, and (ii) certain of the shares of Series A Preferred Stock of NHP Management Company are pledged pursuant to a Borrowers Pledge Agreement, dated as of March 11, 2002, by and between the Pledgors (the Operating Partnership, the Company, AIMCO/Bethesda Holdings, Inc., AIMCO GP, Inc., AIMCO GP LA, L.P., AIMCO Investment Services, Inc., AIMCO LA QRS, Inc., AIMCO LP LA, L.P., Casden Properties Operating Partnership, L.P., AIC REIT Properties LLC and NHP Management Company) and Lehman Commercial Paper, Inc., as Administrative Agent for and respective of the financial institutions party to the Interim Credit Agreement, dated as of March 11, 2002, by and among the Company, the Operating Partnership, NHP Management Company, Lehman Commercial Paper, Inc., and the other financial institutions party thereto.

                  (v) The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its direct and indirect subsidiaries, taken as a whole.

                  (vi) To such counsel's knowledge, the Company possesses the Governmental Licenses and the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so comply would not, singly or in the aggregate, have a material adverse effect on the Company and the Subsidiaries, taken as a whole, and all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole. "Governmental Licenses" means such permits licenses, franchises or authorizations from governmental or regulatory authorities as are necessary under Applicable Laws for the Company and its direct and indirect subsidiaries to own their respective properties and to conduct their respective businesses in the manner described in the Prospectus.

                  (vii) None of the issuance and sale by the Company of the Securities, the issuance of the Preferred Units by the Operating Partnership, the execution, delivery and performance by the Company or the Operating Partnership of their respective obligations under this Agreement will violate or conflict with, or result in any contravention of, any judgment, decree or order known to such counsel of any federal or state governmental authority entered in any proceedings to which the Company or any Specified Subsidiary is a party or by which its property is bound.

                  (viii) Neither the issuance and sale by the Company of the Securities nor the execution, delivery and performance by the Company of its obligations under the Agreement will violate or conflict with, or result in any contravention of, any judgment, decree or order known to me of any federal or state governmental authority entered in any proceedings to which the Company or any Specified Subsidiary is a party or by which its property is bound.

                  (ix) The statements in "Item 3 - Legal Proceedings" of the Company's most recent annual report on Form 10-K incorporated by reference in the Prospectus insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

                  (x) After due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of the Specified Subsidiaries is a party or to which any of the properties of the Company or any of the Specified Subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement that are not described, filed or incorporated as required.

         In addition, such counsel has participated in conferences with officers and other representatives of the Company, at which the contents of the Registration Statement and the Prospectus (including the Incorporated Documents) and related matters were discussed and, although such counsel is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (including the Incorporated Documents), and has made no independent check or verification thereof, on the basis of the foregoing, no facts have come to such counsel's attention that have led such counsel to believe that the Registration Statement (including the Incorporated Documents), at the time it became effective and as of the date of this Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Incorporated Documents), as of the date of the Prospectus and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that such counsel need not express any opinion or belief with respect to the financial statements, including pro forma financial statements, the schedules and other financial and statistical data included or incorporated by reference therein or excluded therefrom or the exhibits to the Registration Statement.